UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 30, 2006

TIVO INC.

(Exact name of registrant as specified in its charter)

Delaware	000-27141	77-0463167
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2160 Gold Street, Alviso, California	95002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (408)519-9100

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS.

On August 30, 2006 we announced financial results for our second quarter ended July 31, 2006. Service and technology revenues for the quarter, which included recognition of Comcast development revenue of $3.0 million, increased 30% to $52.9 million, compared with $40.7 million for the same prior year period. Net loss for the quarter was ($6.4) million or ($0.07) per share, compared to a net loss of ($892,000), or ($0.01) per share, for the three months ended July 31, 2005, due primarily to the costs associated with litigation, more upfront hardware costs from the change to zero upfront pricing, and the expensing of stock options.

As of July 31, 2006 our total subscriptions were 4.4 million. TiVo-Owned subscription gross additions were 74,000 for the quarter, compared to 77,000 in the second quarter of last year. We achieved a slightly improved year-over-year churn rate from 1% for the quarter ended July 31, 2005 to .9% for the quarter ended July 31, 2006. TiVo-Owned subscription net additions were 30,000 compared to 40,000 in the second quarter of last year. The installed base of DIRECTV TiVo subscriptions has declined to approximately 2.8 million.

TIVO INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2006	2005	2006	2005
		Adjusted		Adjusted
Service revenues	$49,430	$40,249	$96,381	$78,593
Technology revenues	3,450	425	11,608	2,101

Service and Technology revenues	52,880	40,674	107,989	80,694

Hardware revenues	16,235	4,649	25,688	15,175
Rebates, revenue share, and other payments to channel	(9,948)	(5,988)	(17,998)	(9,626)

Net revenues	59,167	39,335	115,679	86,243

Cost of service revenues (1)	9,628	6,859	20,063	15,498
Cost of technology revenues (1)	3,001	599	10,367	826
Cost of hardware revenues	21,607	7,697	36,753	23,339

Gross margin	24,931	24,180	48,496	46,580

Research and development (1)	12,891	9,778	25,752	20,682
Sales and marketing (1)	8,344	7,574	15,733	14,404
General and administrative (1)	11,091	8,409	26,150	14,547

Loss from operations	(7,395)	(1,581)	(19,139)	(3,053)

Interest and other income (expense), net	959	732	2,018	1,355
Provision for taxes	(12)	(43)	(31)	(51)

Net loss attributable to common stockholders	$(6,448)	$(892)	$(17,152)	$(1,749)

Net loss per common share - basic and diluted	$(0.07)	$(0.01)	$(0.20)	$(0.02)

Weighted average common shares used to calculate basic and diluted net loss per share	85,978	83,506	85,556	82,943

____________
(1) Includes stock-based compensation as follows (FY 2007 increases are due primarily to the adoption of FAS 123(R))
Cost of service revenues	$130	$—	$224	$—
Cost of technology revenues	243	—	446	—
Research and development	1,450	39	2,569	(125)
Sales and marketing	450	(146)	790	(40)
General and administrative	1,289	48	2,621	48

TIVO INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share amounts)

(unaudited)

	July 31, 2006	Adjusted January 31, 2006
ASSETS
CURRENT ASSETS
Cash and cash equivalents, and short-term investments	$75,118	$104,213
Accounts receivable	18,288	20,111
Finished goods inventories	18,457	10,939
Prepaid expenses and other, current	3,683	8,744

Total current assets	115,546	144,007
LONG-TERM ASSETS
Property and equipment, net	9,911	9,448
Capitalized software and intangible assets, net	6,107	5,206
Prepaid expenses and other, long-term	243	347

Total long-term assets	16,261	15,001

Total assets	$131,807	$159,008

LIABILITIES AND STOCKHOLDERS’ DEFICIT
LIABILITIES
CURRENT LIABILITIES
Accounts payable	$25,303	$24,050
Accrued liabilities	23,846	37,449
Deferred revenue, current	56,063	57,902

Total current liabilities	105,212	119,401
LONG-TERM LIABILITIES
Deferred revenue, long-term	56,768	67,575
Deferred rent and other	1,931	1,404

Total long-term liabilities	58,699	68,979

Total liabilities	163,911	188,380
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ DEFICIT
Preferred stock, par value $0.001:
Authorized shares are 10,000,000
Issued and outstanding shares - none
Common stock, par value $0.001:	—	—
Authorized shares are 150,000,000
Issued and outstanding shares are 87,040,041 and 85,376,191, respectively	87	85
Additional paid-in capital	679,052	667,055
Deferred compensation	—	(2,421)
Accumulated deficit	(711,243)	(694,091)

Total stockholders’ deficit	(32,104)	(29,372)

Total liabilities and stockholders’ deficit	$131,807	$159,008

TIVO INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(unaudited)

	Six Months Ended July 31,
	2006	2005
		Adjusted
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(17,152)	$(1,749)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization of property and equipment and intangibles	3,598	2,982
Recognition of stock-based compensation expense/(benefit)	6,650	(117)
Changes in assets and liabilities:
Accounts receivable, net	1,823	17,195
Finished goods inventories	(7,518)	(8,373)
Prepaid expenses and other	5,165	977
Accounts payable	1,253	(7,626)
Accrued liabilities	(13,371)	(12,975)
Deferred revenue	(12,646)	3,323
Deferred rent and other long-term liabilities	527	(214)

Net cash used in operating activities	$(31,671)	$(6,577)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of short-term investments	(35)	(5,375)
Sales of short-term investments	4,350	9,825
Acquisition of property and equipment	(3,462)	(2,568)
Acquisition of capitalized software and intangibles	(1,500)	(3,915)

Net cash used in investing activities	$(647)	$(2,033)

CASH FLOWS FROM FINANCING ACTIVITIES
Borrowing under bank line of credit	—	8,000
Payments to bank line of credit	—	(4,500)
Proceeds from issuance of common stock related to employee stock purchase plan	1,290	1,175
Proceeds from issuance of common stock related to exercise of common stock options	6,248	5,863

Net cash provided by financing activities	$7,538	$10,538

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	$(24,780)	$1,928

TIVO INC.

OTHER DATA

Subscriptions

	Three Months Ended July 31,
(Subscriptions in thousands)	2006	2005
TiVo-Owned Subscription Gross Additions	74	77

Subscription Net Additions:
TiVo-Owned	30	40
DIRECTV	(29)	214

Total Subscription Net Additions	1	254

Cumulative Subscriptions:
TiVo-Owned	1,572	1,253
DIRECTV	2,846	2,321

Total Cumulative Subscriptions	4,418	3,574
% of TiVo-Owned Cumulative Subscriptions paying recurring fees	53%	51%

Included in the 4,418,000 subscriptions are approximately 129,000 lifetime subscriptions that have reached the end of the 48-month period TiVo uses to recognize lifetime subscription revenue. These lifetime subscriptions no longer generate subscription revenue.

TIVO INC.

OTHER DATA - KEY BUSINESS METRICS

	Three Months Ended July 31,
TiVo-Owned Churn Rate	2006	2005
	(In thousands)
Average TiVo-Owned subscriptions (for the quarter)	1,547	1,233

TiVo-Owned subscription cancellations (for the quarter)	(44)	(37)

TiVo-Owned Churn Rate per month	-0.9%	-1.0%

TiVo-Owned Churn Rate per Month. Management reviews this metric, and believes it may be useful to investors, in order to evaluate our ability to retain existing TiVo-Owned subscriptions (including both monthly and product lifetime subscriptions) by providing services that are competitive in the market. Management believes factors such as service enhancements, service commitments, higher customer satisfaction, and improved customer support may improve this metric. Conversely, management believes factors such as increased competition, lack of competitive service features, and increased price sensitivity may cause our TiVo-Owned Churn Rate per month to increase.

We define the TiVo-Owned Churn Rate per month as the total TiVo-Owned subscription cancellations in the period divided by the Average TiVo-Owned subscriptions for the period (including both monthly and product lifetime subscriptions), which then is divided by the number of months in the period. We calculate Average TiVo-Owned subscriptions for the period by adding the average TiVo-Owned subscriptions for each month and dividing by the number of months in the period. We calculate the average TiVo-Owned subscriptions for each month by adding the beginning and ending subscriptions for the month and dividing by two. We are not aware of any uniform standards for calculating churn and caution that our presentation may not be consistent with that of other companies.

	Three Months Ended July 31,		Twelve Months Ended July 31,
Adjusted	2006	2005	2006	2005
Subscription Acquisition Costs	(In thousands, except SAC)		(In thousands, except SAC)
Sales and marketing expenses	$8,344	$7,574	$36,376	$40,145
Rebates, revenue share, and other payments to channel	9,948	5,988	55,399	52,758
Hardware revenues	(16,235)	(4,649)	(82,606)	(93,521)
Cost of hardware revenues	21,607	7,697	100,231	104,092

Total Acquisition Costs	23,664	16,610	109,400	103,474

TiVo-Owned Subscription Gross Additions	74	77	478	576

Subscription Acquisition Costs (SAC)	$320	$216	$229	$180

Subscription Acquisition Cost or SAC. Management reviews this metric, and believes it may be useful to investors, in order to evaluate trends in the efficiency of our marketing programs and subscription acquisition strategies. We define SAC as our total acquisition costs for a given period divided by TiVo-Owned subscription gross additions for the same period. We define total acquisition costs as the sum of sales and marketing expenses, rebates, revenue share, and other payments to channel, minus hardware gross margin (defined as hardware revenues less cost of hardware revenues). We do not include DIRECTV subscription gross additions in our calculation of SAC because we incur limited or no acquisition costs for new DIRECTV subscriptions. We are not aware of any uniform standards for calculating total acquisition costs or SAC and caution that our presentation may not be consistent with that of other companies.

	Three Months Ended July 31,
TiVo-Owned Average Revenue per Subscription	2006	2005
	(In thousands, except ARPU)
Service and Technology revenues	$52,880	$40,674
Less: Technology revenues	(3,450)	(425)

Total Service revenues	49,430	40,249
Less: DIRECTV-related service revenues	(8,201)	(7,485)

TiVo-Owned-related service revenues	41,229	32,764
Average TiVo-Owned revenues per month	13,743	10,921
Average TiVo-Owned per month subscriptions	1,547	1,233

TiVo-Owned ARPU per month	$8.88	$8.86

	Three Months Ended July 31,
DIRECTV Average Revenue per Subscription	2006	2005
	(In thousands, except ARPU)
Service and Technology revenues	$52,880	$40,674
Less: Technology revenues	(3,450)	(425)

Total Service revenues	49,430	40,249
Less: TiVo-Owned-related service revenues	(41,229)	(32,764)

DIRECTV-related service revenues	8,201	7,485
Average DIRECTV revenues per month	2,734	2,495
Average DIRECTV per month subscriptions	2,858	2,200

DIRECTV ARPU per month	$0.96	$1.13

Average Revenue Per Subscription or ARPU. Management reviews this metric, and believes it may be useful to investors, in order to evaluate the potential of our subscription base to generate revenues from a variety of sources, including subscription fees, advertising, and audience measurement research. ARPU does not include rebates, revenue share and other payments to channel that reduce our GAAP revenues. Additionally, under the accounting policy for our bundled sales program, revenues associated with these bundled sales transactions, which were previously recognized as hardware revenues, are now being recognized in service revenues, which we believe will over time increase our ARPU as currently presented. As a result, you should not use ARPU as a substitute for measures of financial performance calculated in accordance with GAAP. Management believes it is useful to consider this metric excluding the costs associated with rebates, revenue share and other payments to channel because of the discretionary nature of these expenses and because management believes these expenses are more appropriately monitored as part of SAC. We are not aware of any uniform standards for calculating ARPU and caution that our presentation may not be consistent with that of other companies.

We calculate ARPU per month for TiVo-Owned subscriptions by subtracting DIRECTV-related service revenues (which includes DIRECTV subscription service revenues and DIRECTV-related advertising revenues) from our total reported service revenues and dividing the result by the number of months in the period. We then divide by Average TiVo-Owned subscriptions for the period, calculated as described above for churn rate. The above table shows this calculation and reconciles ARPU for TiVo-Owned subscriptions to our reported service and technology revenues.

For fiscal 2007, pursuant to the recently amended DIRECTV agreement, TiVo defers a portion of the DIRECTV subscription fees equal to the fair value of the undelivered development services. Otherwise the recurring subscriptions fees in this agreement are similar to the fees for the DIRECTV receivers with TiVo service activated since 2002.

We calculate ARPU per month for DIRECTV subscriptions by first subtracting TiVo-Owned-related service revenues (which includes TiVo-Owned subscription service revenues and TiVo-Owned related advertising revenues) from our total reported service revenues. Then we divide average revenues per month for DIRECTV-related service revenues by average subscriptions for the period. The above table shows this calculation and reconciles ARPU for DIRECTV subscriptions to service and technology revenues.

Forward-Looking Statements

This release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to, among other things, TiVo’s business development strategies, current and future partnerships, the expected future deployment and availability of the TiVo service, future TiVo service features and advertising technologies, and other factors that may affect future earnings or financial results. Forward-looking statements generally can be identified by the use of forward-looking terminology such as, “believe,” “expect,” “may,” “will,” “intend,” “estimate,” “continue,” or similar expressions or the negative of those terms or expressions. Such statements involve risks and uncertainties, which could cause actual results to vary materially from those expressed in or indicated by the forward-looking statements. Factors that may cause actual results to differ materially include delays in development, competitive service offerings and lack of market acceptance, as well as the other potential factors described under “Risk Factors” in the Company’s public reports filed with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2006 and the Quarterly Report on Form 10-Q for the quarter ended April 30, 2006 and Current Reports on Form 8-K. We caution you not to place undue reliance on forward-looking statements, which reflect an analysis only and speak only as of the date hereof. TiVo disclaims any obligation to update these forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIVO INC.

Date: August 30, 2006	By:	/s/ Steven Sordello
Steven Sordello
Senior Vice President and
Chief Financial Officer
(Principal Financial and Accounting Officer)